Exhibit 10.43

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (“Agreement”) is entered into as of December 12, 2025, by and between Wells Fargo Bank, National Association (the “Bank”), Natural Alternatives International, Inc. (the “Borrower”).

RECITALS

A.    Reference is hereby made to those certain loans made by the Bank to Borrower (the “Loans”), pursuant to the terms of, and evidenced and guaranteed by, the following documents (the “Loan Documents”):

1.    That certain Credit Agreement dated as of May 24, 2021, by and between Borrower and the Bank, that certain First Amendment to Credit Agreement dated as of August 16, 2021, that certain Second Amendment to Credit Agreement dated as of January 31, 2022, that certain Third Amendment to Credit Agreement dated as of September 19, 2022, that certain Fourth Amendment to Credit Agreement and Waiver of Events of Default dated as of February 13, 2024, that certain Fifth Amendment to Credit Agreement dated as of May 14, 2025, and that certain Sixth Amended to Credit Agreement dated as of June 20, 2025 (as amended from time-to-time, the “Credit Agreement”);

2.    That certain Revolving Line of Credit Note in the original principal amount of $20,000,000 dated as of September 19, 2022 made by Borrower, in favor of Bank, as modified by that certain First Modification to Promissory Note dated as of February 13, 2024, which among other things reduced the maximum indebtedness to $12,500,000, and as further modified by that Second Modification to Revolving Line of Credit Note dated as of June 20, 2025, which among other things reduced the maximum indebtedness to $10,000,000.00, modified the rate of interest, and extended the maturity of the note to December 31, 2026 (as modified, the “LOC Note”);

3.    That certain Term Note in the original principal amount of $10,000,000 dated as of August 16, 2021 (the “Term Note”), made by Borrower, in favor of Bank;

4.    That certain Security Agreement: Business Assets dated as of August 16, 2021, made by Borrower in favor of the Bank, which amended and restated that certain Security Agreement: Business Assets dated as of July 1, 2019.

5.    That certain Deed of Trust and Assignment of Rents and Leases dated as of August 16, 2021, made by and among Borrower, as trustor, TRSTE, Inc., as trustee, and the Bank, as beneficiary, encumbering that certain property located at 5928 Farnsworth Court, Carlsbad, CA 92008 (the “Real Property”), which was duly perfected by recording in the Official Records of San Diego County (the “Official Records”) as Document No. 2021-0596209, ad modified by that certain First Modification of Deed of Trust and Assignment of Rents and Leases dated as of June 20, 2025, which was recorded in the Official Records as Document No. 2025-0216172 (the “Deed of Trust”).

6.    The other agreements and documents executed and delivered in connection with the Loan, as further set forth and defined in the Credit Agreement as “Loan Documents” after giving effect to this Agreement.

B.    Borrower has informed the Bank that the following events of Default have occurred and are continuing under the Credit Agreement and the other Loan Documents (together, the “Specified Defaults”):

1.    As of September 30, 2025, Borrower failed to maintain net loss after taxes of not more than $250,000 for the fiscal quarter ending September 30, 2025. The foregoing failure violated Section 4.9(b)(i) of the Sixth Amendment to the Credit Agreement, and such violation constitutes an Event of Default pursuant to Section 6.1(d) of the Credit Agreement.

2.    As of September 30, 2025, Borrower failed to maintain Fixed Charge Coverage Ratio of not less than 1.0 to 1.0, calculated on a rolling 4-quarter basis. The foregoing failure violated Section 4.9(c) of the Credit Agreement, and such violation constitutes an Event of Default pursuant to Section 6.1(d) of the Credit Agreement.

C.    Borrower has requested that the Bank waive each and all of the foregoing Specified Defaults, and the Bank has agreed subject to and on the specific terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the above Recitals, and the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Conditions to Effectiveness of this Agreement. The effective date of this Agreement shall be the date that all of the following conditions set forth in this Section 1 have been satisfied, as determined by the Bank and evidenced by the Bank’s system of record.

(a)    All legal matters incidental to the effectiveness of this Agreement shall be satisfactory to the Bank’s counsel.

(b)    The Bank shall have received the original of this Agreement fully executed by Borrower.

(c)    Borrower shall have reimbursed the Bank’s legal fees to date, in full, by paying all unreimbursed amounts that are due and owing directly to the Bank’s counsel, Reed Smith LLP, via the payment method provided by Reed Smith LLP.

(d)    The Bank’s receipt of $10,000 as a waiver fee, the amount of which Borrower expressly requests that the Bank draw from the account ending in xxxx5015.

(e)    All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of the Bank.

(f)    Except for the Specified Defaults, there shall not exist any defaults or Events of Default under the Loan Documents that may be continuing on the date hereof or any circumstances that with the giving of notice, the passage of time or both will constitute defaults or Events of Default under the Loan Documents.

2.    Waiver of Specified Defaults. Upon the effectiveness of this Agreement, the Specified Defaults are each and all waived.

3.    Representations and Warranties. Borrower hereby remakes all representations and warranties contained in the Loan Documents and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Agreement, other than with respect to the Specified Defaults, there exists no Event of Default as defined in the Loan Documents, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default. Borrower further represents and warrants to the Bank as follows:

(a)    Recitals. The Recitals in this Agreement are true and correct in all respects.

(b)    Existence; Power; Authorization. The execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary action and Borrower has all requisite power and authority to execute this Agreement and to perform all obligations hereunder. This Agreement has been duly executed and delivered by Borrower.

(c)    Enforceability. This Agreement is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(d)    No Violation. The execution, delivery and performance by Borrower of this Agreement does not: (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party by which it or its properties may be bound or affected; or (iv) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower whether now owned or hereafter acquired, other than liens in favor of the Bank.

(e)    Obligations Absolute. The obligation of Borrower to repay the Indebtedness, together with all interest accrued thereon, and to otherwise perform the obligations, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to the same. Other than as specifically set forth herein, this Agreement shall not constitute a waiver or relinquishment of any of the Bank’s rights and remedies nor an agreement to settle or compromise the same or to otherwise extend, modify or change the terms and conditions of the Loan Documents.

4.    Regulatory Compliance. Borrower hereby covenants that Borrower shall provide to the Bank from time to time such other information as the Bank may request for the purpose of enabling the Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to the Bank that all information provided from time to time by Borrower to the Bank for the purpose of enabling the Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to the Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Loan Documents.

5.    Effect and Construction of Amendment. Except as specifically provided herein, all terms and conditions of the Loan Documents remain in full force and effect, without waiver or modification. This Agreement and the Credit Agreement shall be read together, as one document. This Agreement shall not be construed to:

(a)    impair the validity, perfection or priority of any lien or security interest securing the obligations of Borrower under the Loan Documents;

(b)    waive or impair any rights, powers or remedies of the Bank under the Loan Documents;

(c)    constitute an election of remedies to the exclusion of any other remedies; or

(d)    amend, modify or alter any of the terms and conditions of the Loan Documents.

6.    Waiver and Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows (“General Release”):

(a)    Release. Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Bank, all of Bank’s predecessors in interest, and all of the Bank’s past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Released Claim” and collectively, the “Released Claims”), that Borrower now has or may acquire as of the later of: (i) the date this Agreement becomes effective through the satisfaction (or waiver by the Bank) of all conditions hereto; or (ii) the date that Borrower has executed and delivered this Agreement to the Bank (hereafter, the “Release Date”), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by the Bank, or any of the Bank’s predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b)    Borrower hereby acknowledges, represents and warrants to the Bank as follows:

(i)    Borrower understands the meaning and effect of Section 1542 of the California Civil Code which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(ii)    With regard to Section 1542 of the California Civil Code, Borrower agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of the Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c)    Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date. Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this General Release.

(d)    Borrower hereby specifically acknowledges and agrees that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of the Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

7.    Miscellaneous.

(a)    Further Assurances. Borrower agrees to execute such other and further documents and instruments as the Bank may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Loan Documents.

(b)    Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including without limitation, the status of a third-party beneficiary of this Agreement.

(c)    Severability. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction; provided, however, that if the “Waiver and Release” provision hereof, or any portion thereof, is held to be invalid, illegal or unenforceable in any respect, the Bank may terminate this Agreement, the effect of which will be that all outstanding principal, accrued and unpaid interest, and all costs and expenses arising out of the Loan Documents shall be immediately due and payable in full without notice or demand and the Bank shall be entitled to the immediate exercise of all rights and remedies available to it under the Loan Documents.

(d)    Counterparts; Facsimile or Scanned Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or scanned and emailed shall be deemed to be an original signature hereto.

(e)    Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

8.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on the date first set forth above.

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BORROWER: NATURAL ALTERNATIVES INTERNATIONAL, INC.

By:	/s/ Michael E. Fortin
Michael E. Fortin, Chief Financial Officer

By:	/s/ Mark A. LeDoux
Mark A. LeDoux, Chief Executive Officer, Chairman of the Board of Directors

THE BANK: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Casey P. Kelly
Name: Casey P. Kelly Title: Executive Director